Exhibit 24.1

POWER OF ATTORNEY

WHEREAS, MALLINCKRODT PUBLIC LIMITED COMPANY, an Irish public limited company (hereinafter referred to as the “Company”), proposes to file with the U.S. Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, a registration statement on Form S-4 in connection with the Company’s proposed acquisition of Questcor Pharmaceuticals, Inc., a California corporation, and the issuance of ordinary shares of the Company in connection therewith (the “Registration Statement”).

NOW, THEREFORE, the undersigned hereby appoints Miriam Rogers Singer and Peter G. Edwards, and each of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement and any and all amendments, including all pre-effective and post-effective amendments, to the Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in the Registration Statement as such person or persons so acting deems appropriate, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 16th day of May, 2016.

/s/ Mark C. Trudeau	President and Chief Executive Officer
Mark C. Trudeau	(Principal Executive Officer)

/s/ Matthew K. Harbaugh	Senior Vice President and Chief Financial Officer
Matthew K. Harbaugh	(Principal Financial Officer)

/s/ Kathleen A. Schaefer	Vice President and Corporate Controller
Kathleen A. Schaefer	(Principal Accounting Officer)

/s/ Melvin D. Booth	Chairman of the Board
Melvin D. Booth

/s/ David R. Carlucci	Director
David R. Carlucci

/s/ J. Martin Carroll	Director
J. Martin Carroll

/s/ Diane H. Gulyas	Director
Diane H. Gulyas

/s/ Nancy S. Lurker	Director
Nancy S. Lurker

/s/ JoAnn A. Reed	Director
JoAnn A. Reed

/s/ Kneeland C. Youngblood, M.D.	Director
Kneeland C. Youngblood, M.D.

/s/ Joseph A. Zaccagnino	Director
Joseph A. Zaccagnino